Exhibit 99.1

CONTACT:	Bruce Zurlnick	Leigh Parrish
Senior Vice President and	Media Contact: Diane Zappas/Caren Villarreal
Chief Financial Officer	FD
Finlay Enterprises, Inc.	(212) 850-5600
(212) 808-2800

FOR IMMEDIATE RELEASE

FINLAY ENTERPRISES FILES FOR PROTECTION UNDER CHAPTER 11

~ Company to Conduct Auction to Sell its Business and Assets ~

New York, NY, August 5, 2009 -- Finlay Enterprises, Inc. (OTC Bulletin Board: FNLY), a retailer of fine jewelry operating luxury stand-alone specialty jewelry stores and licensed fine jewelry departments in department stores throughout the United States, announced today that it and several of its wholly-owned subsidiaries have filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code in Bankruptcy Court for the Southern District of New York (the “Court”).

The Company, in collaboration with its financial advisor, Alvarez & Marsal, has decided to pursue an auction and sale process in order to maximize value for stakeholders. In connection therewith, the Company also announced that it has entered into an agency agreement with Gordon Brothers Retail Partners, LLC pursuant to which Gordon Brothers will act as the Stalking Horse bidder in connection with an auction that the Company intends to conduct for its business and assets. The agency agreement and the outcome of the auction are subject to approval by the Court.

In addition, the Company has filed a variety of motions with the Court that, with Court approval, will allow it to continue to conduct business in the ordinary course without interruption. The Company’s bankruptcy attorneys are Weil, Gotshal & Manges LLP.

As is customary with public companies that have filed for chapter 11, the Company expects the OTC Bulletin Board (“OTC”) to temporarily halt trading in the Company’s stock pending receipt of additional information on the Company’s financial condition and reorganization plans. The Company intends to cooperate in providing any such information requested by the OTC.

Arthur E. Reiner, Chairman and Chief Executive Officer of Finlay Enterprises, Inc. commented, “Although today is a difficult day for all of us at Finlay, we have arrived at this decision after careful analysis and believe it is necessary given the continued challenging economic environment that has resulted in our current business condition. As we consider the next steps for our Company, we thank our employees, vendors and customers for their ongoing support.”

Finlay Enterprises, Inc., through its wholly-owned subsidiary, Finlay Fine Jewelry Corporation, is a retailer of fine jewelry operating luxury stand-alone specialty jewelry stores and licensed fine jewelry departments in department stores throughout the United States and achieved sales of $754.3 million in fiscal 2008. The number of locations at the end of the second quarter ended August 1, 2009 totaled 182, including 67 Bailey Banks & Biddle, 34 Carlyle and four Congress specialty jewelry stores and 77 licensed departments with The Bon Ton.

This release may contain “forward-looking statements” which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expects,” “believes”, “may” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements are based on Finlay’s current expectations and beliefs, are not a guarantee of future performance and involve known and unknown risks, uncertainties and other factors. Actual results, performances or achievements may differ materially from those contained in, or implied by, these forward-looking statements, depending upon a variety of factors including, in particular, the risks and uncertainties described in Finlay’s filings with the Securities and Exchange Commission. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include, without limitation: (i) Finlay’s ability to obtain court approval with respect to motions in the chapter 11 proceedings; (ii) Court rulings in the chapter 11 cases and the outcome of the proceedings in general; (iii) risks associated with third party motions in the chapter 11 proceedings, and (iv) the impact of uncertainties of litigation as well as other risks described under “Risk Factors” and elsewhere in Finlay’s Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by Finlay or any other person that the events or circumstances described in such statement are material.

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